UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2013

OCZ TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34650	04-3651093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6373 San Ignacio Avenue

San Jose, California 95119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 733-8400

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

As previously reported, on December 2, 2013 OCZ and its wholly-owned domestic subsidiaries, (together with OCZ the “Debtors”) filed voluntary petitions (the “Chapter 11 Petitions”) for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). Their Chapter 11 cases are jointly administered under the lead case, captioned as In re OCZ Technology Group, Inc. et al., Case No. 13-13126.

Concurrently with the filing of the Chapter 11 Petitions, on December 2, 2013, the Debtors also filed their Motion For Entry of (I) an Order (A) Authorizing and Approving Bidding Procedures in Connection with the Sale of Substantially All of the Debtors’ Assets, (B) Authorizing and Approving Stalking Horse Protections, (C) Authorizing and Approving Procedures Related to the Assumption and Assignment of Executory Contracts and Unexpired Leases in Connection with the Sale Approval Hearing, (E) Approving the Form and Manner of the Notice of the Sale Hearing, and (F) Granting Certain Related Relief, and (II) an Order (A) Approving the Sale of Substantially All of the Debtors’ Assets, (B) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases in Connection with the Sale, and (C) Granting Certain Related Relief [D.I. 15] (the “Sale Motion”) with clerk of the Bankruptcy Court seeking, among other things, entry of an order (the “Sale Order”) authorizing and approving: (a) the sale of substantially all of their assets (the “Assets”) free and clear of liens, claims, encumbrances and other interests, with all such liens, claims, encumbrances and other interests attaching with the same validity and priority to the sale proceeds, to Toshiba Corporation., a Japanese company (the “Stalking Horse Bidder”) pursuant to an Asset Purchase Agreement dated December 2, 2013 (the “Stalking Horse APA”); and (b) procedures for the assumption and assignment of executory contracts and unexpired leases (collectively, the “Assigned Contracts”).

On December 23, 2013, the Court entered an order [D.I. 126] (the “Bidding Procedures Order”) granting certain of the relief sought in the Motion, including, among other things, approving: (a) the bidding procedures for the Sale of the Assets (the “Bidding Procedures”); and (b) procedures for the assumption and assignment of the Assigned Contracts (the “Assumption and Assignment Procedures”).

A copy of the Bidding Procedures Order, which includes the Bidding Procedures and Assumption and Assignment Procedure, is attached hereto as Exhibit 99.2 and is incorporated herein by reference. All interested bidders should carefully read the Bidding Procedures and Bidding Procedures Order. To the extent that there are any conflicts or inconsistencies between this notice and the Bidding Procedures or Bidding Procedures Order, the Bidding Procedures or Bidding Procedures Order, as applicable, shall govern in all respects.

The Debtors are presently soliciting offers for the purchase of substantially all of their Assets consistent with the Bidding Procedures and the Bidding Procedures Order. Any Potential Bidder that desires to make a bid must deliver electronic and printed copies of its bid that satisfy each of the Qualified Bid Requirements (as defined in the Bidding Procedures) by no later than 12:00 p.m. (Prevailing Eastern Time) on Monday, January 13, 2014 (the “Bid Deadline”), to each of the following:

Debtors’ Counsel:

Young Conaway Stargatt & Taylor, LLP

Rodney Square

1000 North King Street

Wilmington, DE 19801

Attn: Michael R. Nestor, Esq.

mnestor@ycst.com

– and –

Mayer Brown LLP

71 South Wacker Drive

Chicago, IL 60606

Attn: Sean T. Scott, Esq.

stscott@mayerbrown.com

Debtors’ Investment Banker:	Deutsche Bank Securities Inc. 101 California Street, 48th floor San Francisco, CA 94111 Attn: Thomas Cho Thomas.cho@db.com

If the Debtors receive qualified bids within the requirements and time frame specified by the Bidding Procedures, the Debtors will conduct an auction (the “Auction”) with respect to the Sale of their Assets at 10:00 a.m. (Prevailing Eastern Time) on Wednesday, January 15, 2014 (or such later date as determined in accordance with the Bidding Procedures), at the offices of Young Conaway Stargatt & Taylor, LLP, Rodney Square, 1000 North King Street, Wilmington, Delaware 19801. The Auction shall be conducted in a timely fashion according to the Bidding Procedures.

A HEARING TO CONSIDER APPROVAL OF THE SALE OF ALL OR SUBSTANTIALLY ALL OF THE DEBTORS’ ASSETS TO THE STALKING HORSE BIDDER OR OTHER SUCCESSFUL BIDDER THEREFOR (THE “SALE HEARING”) IS PRESENTLY SCHEDULED TO TAKE PLACE ON THURSDAY, JANUARY 16, 2014 AT 2:30 P.M. (PREVAILING EASTERN TIME) (BEFORE THE HONORABLE PETER J. WALSH IN COURTROOM 2 IN THE UNITED STATES BANKRUPTCY COURT, 824 MARKET STREET N, 3RD FLOOR, WILMINGTON, DELAWARE 19801. OBJECTIONS TO THE SALE, IF ANY, MUST BE FILED ON OR BEFORE THURSDAY, JANUARY 9, 2014 AT 4:00 P.M. (PREVAILING EASTERN TIME) (THE “SALE OBJECTION DEADLINE”). Any Person or entity who fails to timely make an objection to the Sale on or before the Sale Objection Deadline in accordance with the Bidding Procedures Order shall be forever barred from asserting any objection to the Sale, including with respect to the transfer of the Purchased Assets free and clear of all liens, claims, encumbrances and other Interests (as defined in the Bidding Procedures), except as set forth in the Stalking Horse APA or any Modified Agreement (as applicable). Any creditor that receives notice of the Sale Hearing and fails to timely file an objection to the Sale shall be deemed to have consented under section 363(f)(2) of the Bankruptcy Code to a sale free and clear of such creditor’s Interests, if any.

In addition to the copy of the Bidding Procedures Order attached hereto, copies of the Sale Motion, the Stalking Horse APA, and the proposed Sale Order are available at no cost upon request to the Debtor’s Noticing and Claims Agent, GCG, Inc., at (877) 899-5510 (or outside the U.S. at (614) 763-6122), or may be obtained electronically by visiting the website maintained in the Debtors’ Chapter 11 cases at www.gcginc.com/cases/ocz.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

99.2	Bidding Procedures Order entered December 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCZ TECHNOLOGY GROUP, INC.

By:	/S/ Rafael Torres
Rafael Torres
Chief Financial Officer

Date: January 3, 2014

EXHIBIT INDEX

Number	Description

99.2	Bidding Procedures Order entered December 23, 2013